Exhibit 31.2

CERTIFICATION OF THE CHIEF FINANCIAL OFFICER
PURSUANT TO RULE 13a-14(a)/RULE 15d-14(a) UNDER

THE EXCHANGE ACT

I, Tuo Pan, certify that:

1.	I have reviewed this amendment to the quarterly report on Form 10-Q for the year ended December 31, 2019 of Sino-Global Shipping America, Ltd.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: July 10, 2020	/s/ Tuo Pan
Tuo Pan
Acting Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)